Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports First Quarter Results

Quality Loan and Deposit Growth Drive Solid Earnings and Strong First Quarter Results

EUGENE, Ore., April 20, 2016 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the first quarter ended March 31, 2016.

First Quarter highlights:

•	Net income of $5.5 million, or $0.28 per diluted share.
•	Return on average assets of 1.12%.
•	Return on average tangible equity of 12.35%.
•	Tax-equivalent net interest margin of 4.27%.
•	Efficiency ratio of 57.52%.
•	Declared second quarter 2016 regular quarterly cash dividend of $0.11 per share.
•	Recognized by S&P Global Market Intelligence as the 19th ranked top-performing bank for 2015 for all banks with assets between $1 billion and $10 billion.
•	Recognized by Raymond James for the second consecutive year as a “Bankers Cup” award winner, representing the top 10 percent of community banks nationally.

Net Income Highlights

Net income for first quarter 2016 was $5.5 million or $0.28 per diluted share compared to net income of $5.5 million or $0.28 per diluted share in the fourth quarter 2015. Annualized returns on average assets, average equity and average tangible equity for first quarter 2016 were 1.12%, 9.92%, and 12.35%, respectively, compared to 1.16%, 10.10%, and 12.60% for fourth quarter 2015. In addition, the Company’s efficiency ratio was 57.52% for first quarter 2016 compared to 55.50% for the fourth quarter 2015.

“We are very pleased with first quarter results, as we remain focused on our niche community bank strategy and quality growth to achieve superior performance,” said Roger Busse, chief executive officer. “Our dedicated team of community bankers continues to set the bar high in their execution of industry-leading client service and relationship banking.”

First quarter 2016 noninterest income was $1.8 million, down $201 thousand from fourth quarter 2015. The decrease in linked-quarter noninterest income was primarily due to gains on sales of securities, which were $100 thousand lower than the fourth quarter 2015. Additionally, bankcard income was down by $52 thousand from the fourth quarter, primarily due to one-time annual fees that are charged each December.

Noninterest expense in first quarter 2016 was $12.0 million, an increase of $301 thousand from fourth quarter 2015. The increase primarily related to the salaries and benefits category, which increased by $281 thousand over the period quarter. The increase was due to above average claim activity experienced during the quarter, which required $300 thousand in additional reserves as the Bank’s insurance coverage is partially self-funded. Payroll taxes during first quarter were also $152 thousand higher than fourth quarter 2015, which is typical as the FICA limits reset at the beginning of each year. Other than legal and professional fees, all other categories remained relatively flat quarter over quarter. Legal and professional fee expense was up by $73 thousand, over fourth quarter 2015, primarily due to year-end related audits and reporting.

Net Interest Margin

The first quarter 2016 net interest margin averaged 4.27%, a decrease of eight basis points over fourth quarter 2015 net interest margin of 4.35%. The primary cause of the decrease in the linked-quarter net interest margin was the fluctuation in accretion of acquired loan fair value discounts. Accretion income for the first quarter 2016 was $409 thousand compared to $671 thousand for the fourth quarter 2015. Additionally, three brokered time deposits totaling $5.5 million were called which created $61 thousand in expense related to the accelerated amortization of the origination fees related to the time deposits. These brokered time deposits were replaced with lower cost brokered time deposits. The interest savings on the replacements should recoup the accelerated fee expenses during 2016 and save the Bank approximately $288 thousand over the five-year term. The accelerated brokered time deposit fees decreased net interest margin by 0.01%. As outlined below, the core margin was 4.17% for the first quarter 2016 compared to 4.19% for the fourth quarter 2015.

	First Quarter 2016			Fourth Quarter 2015
	Average Balance	Income (Expense)	Yield	Average Balance	Income (Expense)	Yield
Federal funds sold and interest-bearing deposits	$34,380	$45	0.53%	$15,893	$11	0.27%
Federal Home Loan Bank stock	4,058	28	2.78%	5,018	32	2.53%
Securities available-for-sale (1)	379,001	2,422	2.57%	380,959	2,421	2.52%
Net loans (2)	1,403,115	17,480	5.01%	1,357,461	17,186	5.02%

Earning assets	1,820,554	19,975	4.41%	1,759,331	19,650	4.43%
Interest bearing liabilities	1,110,173	(1,083)	-0.39%	1,084,218	(1,056)	-0.39%
Core margin (non-GAAP)	1,820,554	18,892	4.17%	1,759,331	18,594	4.19%
Acquired loan accretion		409	0.09%		671	0.15%
Prepayment penalties on loans		84	0.02%		16	0.00%
Prepayment penalties on brokered deposits		(61)	-0.01%		—	0.00%

Net interest margin	$1,820,554	$19,324	4.27%	$1,759,331	$19,281	4.35%

(1)	Tax-exempt security income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $257 and $261 for the three months ended March 31, 2016 and December 31, 2015, respectively. Net interest margin was positively impacted by 6 and 6 basis points, respectively.
(2)	Tax-exempt loan income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $258 and $199 for the three months ended March 31, 2016 and December 31, 2015, respectively. Net interest margin was positively impacted by 6 and 4 basis points, respectively.

Balance Sheet Highlights

Loans, net of deferred fees, grew by $25.3 million in first quarter 2016, and totaled $1.43 billion at March 31, 2016. First quarter loan growth came primarily from the owner and non-owner occupied commercial real estate, and commercial loan categories. Net loan growth occurred in the Portland, Seattle and National Health-care markets, with a slight contraction in the Eugene market due to normal amortizations outpacing new loan production. At March 31, 2016, loans to dental practitioners increased to $350.9 million and represented 24.52% of the loan portfolio.

Period-end Company-defined core deposits at March 31, 2016, were $1.63 billion. Core deposits were up $100.0 million during the first quarter 2016, representing an annualized increase of 26.22%. At March 31, 2016, noninterest-bearing demand deposits totaled $675.3 million and represented 41.33% of core deposits. Cost of funds on core deposits was 0.26% for the first quarter 2016, unchanged from fourth quarter 2015.

“Our solid loan growth, coupled with outstanding core deposit growth highlighted the Bank’s continued quarterly performance,” said Casey Hogan, chief operating officer. “Our markets continued to grow through new business opportunities, along with the expansion of existing client relationships. We were extremely pleased with our level of deposit growth, especially given that we typically experience flat growth or even some contraction during the first quarter.”

Asset Quality

During the first quarter, the Company made a $245 thousand provision for loan losses compared to $520 thousand in the fourth quarter 2015. First quarter 2016 provision for loan losses was primarily related to the loan growth experienced during the quarter, as credit quality remained strong. As of March 31, 2016, the allowance for loan losses as a percentage of outstanding loans was 1.23%, unchanged from December 31, 2015. At March 31, 2016, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, remained strong at 666.01% compared to 636.30% at December 31, 2015. During the first quarter 2016, the Company recorded net loan recoveries of $50 thousand.

At March 31, 2016, nonperforming assets, net of government guarantees, totaled $14.4 million, or 0.73% of total assets, compared to $14.5 million, or 0.76% of total assets at December 31, 2015. Nonperforming assets at March 31, 2016, were comprised of $2.7 million of nonperforming loans, net of government guarantees of $2.7 million, and $11.7 million in other real estate owned. Loans past-due 30-89 days were 0.07% of total loans at March 31, 2016, compared to 0.03% of total loans at December 31, 2015.

Capital Adequacy

The Company’s consolidated capital ratios continued to be above the minimum thresholds for the FDIC’s “well-capitalized” designation. At March 31, 2016, the Company’s capital ratios were as follows:

	March 31, 2016
Minimum dollar requirements	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)	Excess
Tier I capital (to leverage assets)	$186,196	$95,475	$90,721
Common equity tier 1 capital (to risk weighted assets)	$178,196	$106,490	$71,706
Tier I capital (to risk weighted assets)	$186,196	$131,064	$55,132
Total capital (to risk weighted assets)	$204,152	$163,831	$40,321

Minimum percentage requirements	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)
Tier I capital (to leverage assets)	9.75%	5.00%
Common equity tier 1 capital (to risk weighted assets)	10.88%	6.50%
Tier I capital (to risk weighted assets)	11.37%	8.00%
Total capital (to risk weighted assets)	12.46%	10.00%

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity, and tangible assets, are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy, funding sources and revenue trends. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP):

	March 31,	December 31,	March 31,
	2016	2015	2015
	(In thousands)
Total shareholders’ equity	$224,879	$218,491	$210,651
Subtract:
Goodwill	40,027	39,255	39,032
Core deposit intangible assets	3,781	3,904	4,274

Tangible shareholders’ equity (non-GAAP)	$181,071	$175,332	$167,345

Total assets	$1,965,705	$1,909,478	$1,780,849
Subtract:
Goodwill	40,027	39,255	39,032
Core deposit intangible assets	3,781	3,904	4,274

Total tangible assets (non-GAAP)	$1,921,897	$1,866,319	$1,737,543

Conference Call and Audio Webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the first quarter 2016 on Thursday, April 21, 2016, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call: (855) 215-7498 Passcode: 1554389. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the wholly-owned operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with approximately $2.0 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets, including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, capital position, liquidity, credit quality, credit quality trends, competition, securities portfolio, anticipated interest savings from brokered time deposits, and economic conditions generally and the impact and effects of recent acquisitions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking the PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked Quarter % Change	Year over Year % Change
	March 31, 2016	December 31, 2015	March 31, 2015
Interest and dividend income
Loans	$17,714	$17,674	$14,185	0.23%	24.88%
Taxable securities	1,717	1,707	1,375	0.59%	24.87%
Tax-exempt securities	477	485	503	-1.65%	-5.17%
Federal funds sold & interest-bearing deposits with banks	45	11	5	309.09%	800.00%

	19,953	19,877	16,068	0.38%	24.18%

Interest expense
Deposits	897	805	810	11.43%	10.74%
Federal Home Loan Bank & Federal Reserve borrowings	189	191	228	-1.05%	-17.11%
Junior subordinated debentures	56	57	56	-1.75%	0.00%
Federal funds purchased	2	2	2	0.00%	0.00%

	1,144	1,055	1,096	8.44%	4.38%

Net interest income	18,809	18,822	14,972	-0.07%	25.63%
Provision for loan losses	245	520	—	-52.88%	NA

Net interest income after provision for loan losses	18,564	18,302	14,972	1.43%	23.99%

Noninterest income
Service charges on deposit accounts	693	705	575	-1.70%	20.52%
Bankcard income	290	342	197	-15.20%	47.21%
Bank-owned life insurance income	146	156	109	-6.41%	33.94%
Gain on sale of investment securities	237	337	53	-29.67%	347.17%
Impairment losses on investment securities (OTTI)	(17)	(8)	—	112.50%	NA
Other noninterest income	458	476	342	-3.78%	33.92%

	1,807	2,008	1,276	-10.01%	41.61%

Noninterest expense
Salaries and employee benefits	7,559	7,278	6,409	3.86%	17.94%
Premises and equipment	1,115	1,126	980	-0.98%	13.78%
Data processing	864	916	684	-5.68%	26.32%
Legal and professional fees	611	538	400	13.57%	52.75%
Business development	516	507	353	1.78%	46.18%
FDIC insurance assessment	288	282	212	2.13%	35.85%
Other real estate expense	10	42	241	-76.19%	-95.85%
Merger related expenses (1)	—	—	1,836	NA	-100.00%
Other noninterest expense	1,044	1,017	857	2.65%	21.82%

	12,007	11,706	11,972	2.57%	0.29%

Income before provision for income taxes	8,364	8,604	4,276	-2.79%	95.60%
Provision for income taxes	2,905	3,076	1,474	-5.56%	97.08%

Net income	$5,459	$5,528	$2,802	-1.25%	94.83%

Earnings per share:
Basic	$0.28	$0.28	$0.15	0.00%	86.67%

Diluted	$0.28	$0.28	$0.15	0.00%	86.67%

Weighted average shares outstanding:
Basic	19,607,106	19,598,484	18,232,076
Common stock equivalents attributable to stock-based awards	175,176	167,368	212,895

Diluted	19,782,282	19,765,852	18,444,971

PERFORMANCE RATIOS
Return on average assets	1.12%	1.16%	0.72%
Return on average equity (book)	9.92%	10.10%	5.91%
Return on average equity (tangible) (2)	12.35%	12.60%	7.05%
Net interest margin—fully tax-equivalent yield (3)	4.27%	4.35%	4.26%
Efficiency ratio (4)	57.52%	55.50%	72.47%

(1)	Represents expenses associated with the acquisition of Capital Pacific Bank, completed during the first quarter 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2016	December 31, 2015	March 31, 2015	Linked Quarter % Change	Year over Year % Change
ASSETS
Cash and due from banks	$24,628	$23,819	$25,718	3.40%	-4.24%
Interest-bearing deposits with banks	29,831	12,856	12,491	132.04%	138.82%

Total cash and cash equivalents	54,459	36,675	38,209	48.49%	42.53%
Securities available-for-sale	383,442	366,598	379,497	4.59%	1.04%
Loans, net of deferred fees	1,429,734	1,404,482	1,254,706	1.80%	13.95%
Allowance for loan losses	(17,596)	(17,301)	(15,724)	1.71%	11.91%

Net Loans	1,412,138	1,387,181	1,238,982
Interest receivable	6,003	5,721	5,387	4.93%	11.43%
Federal Home Loan Bank stock	3,511	5,208	10,531	-32.58%	-66.66%
Property and equipment, net of accumulated depreciation	18,900	18,014	17,932	4.92%	5.40%
Goodwill and intangible assets, net	43,808	43,159	43,306	1.50%	1.16%
Deferred tax asset	3,523	5,670	4,887	-37.87%	-27.91%
Other real estate owned	11,747	11,747	14,167	0.00%	-17.08%
Bank-owned life insurance	23,030	22,884	22,401	0.64%	2.81%
Other assets	5,144	6,621	5,550	-22.31%	-7.32%

Total assets	$1,965,705	$1,909,478	$1,780,849	2.94%	10.38%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$675,296	$568,688	$503,735	18.75%	34.06%
Savings and interest-bearing checking	887,873	889,802	833,325	-0.22%	6.55%
Core time deposits	70,772	75,452	80,337	-6.20%	-11.91%

Total core deposits (2)	1,633,941	1,533,942	1,417,397	6.52%	15.28%
Non-core time deposits	62,647	63,151	79,350	-0.80%	-21.05%

Total deposits	1,696,588	1,597,093	1,496,747	6.23%	13.35%
Securities sold under agreements to repurchase	478	71	53	573.24%	801.89%
Federal Home Loan Bank borrowings	30,500	77,500	61,000	-60.65%	-50.00%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	5,012	8,075	4,150	-37.93%	20.77%

Total liabilities	1,740,826	1,690,987	1,570,198	2.95%	10.87%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 19,621,625 at March 31, 2016, 19,604,182 at December 31, 2015 and 19,496,920 at March 31, 2015	156,703	156,099	155,298	0.39%	0.90%
Retained earnings	62,996	59,693	50,014	5.53%	25.96%
Accumulated other comprehensive income	5,180	2,699	5,339	91.92%	-2.98%

	224,879	218,491	210,651	2.92%	6.75%

Total liabilities and shareholders’ equity	$1,965,705	$1,909,478	$1,780,849	2.94%	10.38%

CAPITAL RATIOS
Total capital (to risk weighted assets)	12.46%	12.58%	13.08%
Tier I capital (to risk weighted assets)	11.37%	11.47%	11.97%
Common equity tier 1 capital (to risk weighted assets)	10.88%	10.97%	11.41%
Tier I capital (to leverage assets)	9.75%	9.93%	11.31%
Tangible common equity (to tangible assets)(1)	9.42%	9.39%	9.63%
Tangible common equity (to risk-weighted assets)(1)	11.05%	10.96%	11.58%
OTHER FINANCIAL DATA
Shares outstanding at end of period	19,621,625	19,604,182	19,496,920
Tangible shareholders’ equity(1)	$181,071	$175,332	$167,345
Book value per share	$11.46	$11.15	$10.80
Tangible book value per share	$9.23	$8.94	$8.58

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Loans by Type

(In thousands)

(Unaudited)

	March 31, 2016	December 31, 2015	March 31, 2015	Linked Quarter % Change	Year over Year % Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$66,419	$66,445	$69,968	-0.04%	-5.07%
Residential 1-4 family	51,356	53,776	55,702	-4.50%	-7.80%
Owner-occupied commercial	373,002	364,742	337,058	2.26%	10.66%
Nonowner-occupied commercial	320,485	300,774	256,119	6.55%	25.13%

Total permanent real estate loans	811,262	785,737	718,847	3.25%	12.86%
Construction loans:
Multi-family residential	8,747	7,027	7,318	24.48%	19.53%
Residential 1-4 family	29,261	30,856	28,913	-5.17%	1.20%
Commercial real estate	40,635	42,680	25,477	-4.79%	59.50%
Commercial bare land and acquisition & development	20,518	20,537	11,987	-0.09%	71.17%
Residential bare land and acquisition & development	6,562	7,268	6,272	-9.71%	4.62%

Total construction real estate loans	105,723	108,368	79,967	-2.44%	32.21%

Total real estate loans	916,985	894,105	798,814	2.56%	14.79%
Commercial loans	505,845	501,976	449,793	0.77%	12.46%
Consumer loans	2,948	3,351	3,528	-12.03%	-16.44%
Other loans	5,525	6,580	3,742	-16.03%	47.65%

Gross loans	1,431,303	1,406,012	1,255,877	1.80%	13.97%
Deferred loan origination fees	(1,569)	(1,530)	(1,171)	2.55%	33.99%

	1,429,734	1,404,482	1,254,706	1.80%	13.95%
Allowance for loan losses	(17,596)	(17,301)	(15,724)	1.71%	11.91%

	$1,412,138	$1,387,181	$1,238,982	1.80%	13.98%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$372,137	$379,048	$358,129	-1.82%	3.91%
Portland market gross loans, period-end	684,025	667,995	612,762	2.40%	11.63%
Seattle market gross loans, period-end	144,524	142,104	119,306	1.70%	21.14%
National health care gross loans, period-end (1)	230,617	216,865	165,680	6.34%	39.19%

Total gross loans, period-end	$1,431,303	$1,406,012	$1,255,877	1.80%	13.97%

DENTAL LOAN DATA (2)
Local dental gross loans, period-end	$149,698	$145,817	$159,726	2.66%	-6.28%
National dental gross loans, period-end	201,243	194,345	151,280	3.55%	33.03%

Total gross dental loans, period-end	$350,941	$340,162	$311,006	3.17%	12.84%

(1)	National health care loans include loans to health care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,420,582	$1,374,281	$1,093,381
Allowance for loan losses	(17,467)	(16,820)	(15,675)

Loans, net of allowance	1,403,115	1,357,461	1,077,706
Securities, short-term deposits and FHLB stock	417,439	401,870	381,204

Earning assets	1,820,554	1,759,331	1,458,910
Noninterest-earning assets	135,858	133,931	114,857

Assets	$1,956,412	$1,893,262	$1,573,767

Interest-bearing core deposits(1)	$988,876	$942,360	$760,838
Noninterest-bearing core deposits(1)	617,672	584,445	439,780

Core deposits(1)	1,606,548	1,526,805	1,200,618
Noncore interest-bearing deposits	63,683	59,986	82,986

Deposits	1,670,231	1,586,791	1,283,604
Borrowings	57,570	81,872	91,051
Other noninterest-bearing liabilities	7,186	7,501	6,772

Liabilities	1,734,987	1,676,164	1,381,427

Shareholders’ equity (book)	221,425	217,098	192,340

Liabilities and equity	$1,956,412	$1,893,262	$1,573,767

Shareholders’ equity (tangible)(2)	$177,814	$174,051	$161,247

Period-end earning assets	$1,825,411	$1,766,635	$1,630,970

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$790,435	$787,521	$742,397
Portland market core deposits, period-end(1)	649,089	552,283	516,976
Seattle market core deposits, period-end(1)	194,417	194,138	158,024

Total core deposits, period-end(1)	1,633,941	1,533,942	1,417,397
Other deposits, period-end	62,647	63,151	79,350

Total	$1,696,588	$1,597,093	$1,496,747

Eugene market core deposits, average(1)	$799,583	$783,391	$711,718
Portland market core deposits, average(1)	615,929	562,026	332,791
Seattle market core deposits, average(1)	191,036	181,388	156,109

Total core deposits, average(1)	1,606,548	1,526,805	1,200,618
Other deposits, average	63,683	59,986	82,986

Total	$1,670,231	$1,586,791	$1,283,604

NET INTEREST MARGIN RECONCILIATION
Yield on average loans (3)	5.15%	5.22%	5.34%
Yield on average securities(4)	2.57%	2.55%	2.35%

Yield on average earning assets(4)	4.52%	4.60%	4.57%
Rate on average interest-bearing core deposits	0.26%	0.26%	0.28%
Rate on average interest-bearing non-core deposits	1.67%	1.30%	1.41%

Rate on average interest-bearing deposits	0.34%	0.32%	0.39%
Rate on average borrowings	1.73%	1.21%	1.27%

Cost of interest-bearing funds	0.41%	0.39%	0.48%

Interest rate spread(4)	4.11%	4.21%	4.10%

Net interest margin- fully tax equivalent yield(4)	4.27%	4.35%	4.26%

Acquired loan fair value accretion impact to net interest margin (5)	0.09%	0.15%	0.11%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $205, $223, and $147 for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $258, $199 and $82 for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015 , respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $257, $261 and $271 for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015 , respectively.
(5)	During the three months ended March 31, 2016, December 31, 2015, and March 31, 2015, accretion of the fair value adjustment on acquired loans contributed to interest income was $409, $671, and $369, respectively.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands)

(Unaudited)

	March 31, 2016	December 31, 2015	March 31, 2015
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	710	733	830
Owner-occupied commercial	2,309	2,369	1,117
Nonowner-occupied commercial	761	790	897

Total permanent real estate loans	3,780	3,892	2,844
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	53	53	166
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	53	53	166

Total real estate loans	3,833	3,945	3,010
Commercial loans	1,529	1,564	1,067

Total nonaccrual loans	5,362	5,509	4,077
90-days past due and accruing interest	—	—	—
Total nonperforming loans	5,362	5,509	4,077

Nonperforming loans guaranteed by government	(2,720)	(2,790)	(1,442)
Net nonperforming loans	2,642	2,719	2,635

Other real estate owned	11,747	11,747	14,167

Total nonperforming assets, net of guaranteed loans	$14,389	$14,466	$16,802

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.23%	1.23%	1.25%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	666.01%	636.30%	596.74%
Quarter-to-date net loan charge offs (recoveries) as a percentage of average loans, annualized	-0.01%	-0.02%	-0.03%
Net nonperforming loans as a percentage of total loans	0.18%	0.19%	0.21%
Nonperforming assets as a percentage of total assets	0.73%	0.76%	0.94%
Consolidated classified asset ratio(1)	20.96%	23.03%	27.60%
Past due as a percentage of total loans (2)	0.07%	0.03%	0.35%

	Three months ended
	March 31,	December 31,	March 31,
	2016	2015	2015
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$17,301	$16,612	$15,637
Provision for loan losses	245	520	—
Loan charge-offs	—	(69)	(73)
Loan recoveries	50	238	160

Net recoveries	50	169	87

Balance at end of period	$17,596	$17,301	$15,724

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Financial Highlights

(Dollars in thousands, except share and per share data)

(Unaudited)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2016	2015	2015	2015	2015
EARNINGS
Net interest income	$18,809	$18,822	$18,308	$17,696	$14,972
Provision for loan loss	$245	$520	$625	$550	$—
Noninterest income	$1,807	$2,008	$1,714	$1,627	$1,276
Noninterest expense	$12,007	$11,706	$11,182	$11,030	$11,972
Net income	$5,459	$5,528	$5,325	$5,095	$2,802
Basic earnings per share	$0.28	$0.28	$0.27	$0.26	$0.15
Diluted earnings per share	$0.28	$0.28	$0.27	$0.26	$0.15
Average shares outstanding	19,607,106	19,598,484	19,591,666	19,562,363	18,232,076
Average diluted shares outstanding	19,782,282	19,766,098	19,816,770	19,788,884	18,444,971
PERFORMANCE RATIOS
Return on average assets	1.12%	1.16%	1.14%	1.14%	0.72%
Return on average equity (book)	9.92%	10.10%	9.91%	9.68%	5.91%
Return on average equity (tangible) (1)	12.35%	12.60%	12.42%	12.18%	7.05%
Net interest margin—fully tax equivalent yield (2)	4.27%	4.35%	4.32%	4.39%	4.26%
Efficiency ratio (tax equivalent) (3)	57.52%	55.50%	55.12%	56.30%	72.47%
Full-time equivalent employees	322	322	321	322	317
CAPITAL
Tier 1 leverage ratio	9.75%	9.93%	9.88%	10.01%	11.31%
Common Equity tier 1 ratio	10.88%	10.97%	11.00%	11.27%	11.41%
Tier 1 risk based ratio	11.37%	11.47%	11.49%	11.78%	11.97%
Total risk based ratio	12.46%	12.58%	12.58%	12.88%	13.08%
Book value per share	$11.46	$11.15	$11.06	$10.82	$10.80
Regular cash dividend per share	$0.11	$0.11	$0.11	$0.10	$0.10
ASSET QUALITY
Allowance for loan losses (ALL)	$17,596	$17,301	$16,612	$16,013	$15,724
Non performing loans (NPLs) net of government guarantees	$2,642	$2,719	$2,231	$2,258	$2,635
Non performing assets (NPAs) net of government guarantees	$14,389	$14,466	$14,085	$14,924	$16,802
Net loan (recoveries) charge offs	$(50)	$(169)	$26	$261	$(87)
ALL as a percentage of gross loans	1.23%	1.23%	1.23%	1.23%	1.25%
ALL as a % NPLs, net of government guarantees	666.01%	636.30%	744.60%	709.17%	596.74%
Net loan charge offs (recoveries) to average loans	-0.01%	-0.02%	0.00%	0.05%	-0.03%
Net NPLs as a percentage of total loans	0.18%	0.19%	0.16%	0.17%	0.21%
Nonperforming assets as a percentage of total assets	0.73%	0.76%	0.75%	0.82%	0.94%
Consolidated classified asset ratio(4)	20.96%	23.03%	25.14%	26.52%	27.60%
Past due as a percentage of total loans (5)	0.07%	0.03%	0.14%	0.19%	0.35%
END OF PERIOD BALANCES
Total securities and short term deposits	$413,273	$379,454	$398,366	$393,408	$391,988
Total loans net of allowance	$1,412,138	$1,387,181	$1,339,195	$1,288,919	$1,238,982
Total earning assets	$1,828,922	$1,771,843	$1,744,329	$1,687,795	$1,641,501
Total assets	$1,965,705	$1,909,478	$1,878,283	$1,830,942	$1,780,849
Total non-interest bearing deposits	$675,296	$568,688	$544,009	$531,697	$503,735
Core deposits (7)	$1,633,941	$1,533,942	$1,465,547	$1,445,218	$1,417,397
Total deposits	$1,696,588	$1,597,093	$1,524,954	$1,514,181	$1,496,747

AVERAGE BALANCES
Total securities and short term deposits	$417,439	$396,852	$400,428	$398,836	$371,061
Total loans net of allowance	$1,403,115	$1,357,461	$1,319,622	$1,257,366	$1,077,706
Total earning assets	$1,820,554	$1,759,331	$1,725,398	$1,664,945	$1,458,910
Total assets	$1,956,412	$1,893,262	$1,859,418	$1,800,527	$1,573,767
Total non-interest bearing deposits	$617,672	$584,445	$538,768	$508,259	$439,780
Core deposits (6)	$1,606,548	$1,526,805	$1,482,984	$1,409,836	$1,200,618
Total deposits	$1,670,231	$1,586,791	$1,545,465	$1,483,305	$1,283,604

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.
(4)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.